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                                                                   EXHIBIT 21.1


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

Name of Subsidiary                        Percent Owned            Jurisdiction of Organization
------------------                        -------------            ----------------------------

Raytheon Aerospace LLC(1)                      100%                           Delaware

J-R Technical Services, L.L.P.                  49%                            Texas


(1) Immediately prior to the offering described in the prospectus, Raytheon Aerospace LLC will change its name to Vertex Aerospace, LLC.